SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 11, 2003 (this “Amendment”), amends the Credit Agreement, dated as of September 20, 2002, as amended by First Amendment to Credit Agreement dated as of October 11, 2002 (the “Credit Agreement”), among PMA Capital Corporation, a Pennsylvania corporation (the “Borrower”), the various financial institutions parties thereto (collectively, the “Lenders”), Fleet National Bank, as syndication agent, Credit Lyonnais New York Branch, as documentation agent and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

        WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1. AMENDMENT. Effective as of the date hereof, the Credit Agreement shall be amended as follows:

        1.1 Amendments to Section 1.1

               (a) The definition of "Applicable Margin" is amended by deleting "1.80%" and inserting "2.125%" therefor.

               (b) The definition of "Indebtedness" is amended by deleting clause (j) and inserting the following therefor:

“(j) the Trust Preferred Securities, and (k) all Contingent Obligations in respect of indebtedness or obligations of others of the kind referred to in clauses (a) through (j) above.”

               (c) The definition of “Stated Maturity Date”is amended by deleting the words “the first anniversary of the Maturity Date”and inserting “June 30, 2004”therefor.

               (d) Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the proper alphabetical order:

     “Trust Preferred Securities” means preferred stock issued by a statutory business trust all of whose common stock is owned by the Borrower in an amount not exceeding $60,000,000 which preferred stock has a dividend rate not exceeding LIBOR plus 5-1/2%, is not subject to any mandatory redemption prior to a date one year after the Stated Maturity Date and is not convertible or payable with common stock of the Borrower or any of its Subsidiaries.”

     “Trust Preferred Support Documents” means, collectively, any guaranty by the Borrower of all payments in connection with the Trust Preferred Securities and any indenture and related debentures issued by the Borrower to the issuer of the Trust Preferred Securities having terms and conditions which are substantially the same as the Trust Preferred Securities, which guaranty and debentures shall be subordinated to the Obligations on terms and conditions substantially similar to the terms and conditions set forth in the form documents dated March __, 2003 delivered to the Administrative Agent or such other terms and conditions as shall be satisfactory to the Administrative Agent.”

        1.2 Amendment to Section 2.1(b). The first sentence of Section 2.1(b) is amended in its entirety to read as follows:

     “On the Maturity Date, the outstanding principal amount of any Loans made by the Borrower pursuant to Section 2.1(a) above may, in the Borrower’s sole discretion, be converted to a term loan (such loan, a “Term Loan”) upon written notice to the Administrative Agent not less than 30 days prior to the Maturity Date which shall be repayable in a single payment on the Stated Maturity Date, provided that (i) no Event of Default or Default shall have occurred or then be continuing when such notice is given, (ii) the Consolidated Statutory Surplus of the Insurance Subsidiaries domiciled in the United States as of June 30, 2003 shall be at least equal to the sum of (x) $565,000,000 plus (y) an amount equal to the Net Issuance Proceeds received by the Borrower or its Subsidiaries (including the Net Issuance Proceeds of the Trust Preferred Securities) that are not used to reduce the Obligations and the Commitments, minus (z) an amount equal to dividends paid by such Insurance Subsidiaries to the Borrower to the extent such dividends were used to reduce the Obligations, (iii) Consolidated Net Income plus interest expense plus taxes for the two fiscal quarters ended June 30, 2003 shall be at least $30,000,000, (iv) the Borrower provides a certificate of an officer of the Borrower certifying as to the matters set forth in clauses (i) through (iii) and (v) the Borrower pays to the Administrative Agent a fee of 0.50% of the amount of such Term Loan, such fee to be paid to the Lenders in accordance with their Pro Rata Share.”

        1.3 Equity Issuance. Section 2.7(b) of the Credit Agreement is amended in its entirety to read as follows:

     “(b) Equity Issuance. If the Borrower or any of its Subsidiaries shall issue new common or preferred equity, excluding the Trust Preferred Securities (other than to the Borrower or a Subsidiary) the Borrower or such Subsidiary shall promptly notify the Administrative Agent of the estimated Net Issuance Proceeds to be received by the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than three Business Days after, receipt by the

Borrower or such Subsidiary of Net Issuance Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of such Net Issuance Proceeds.”

        1.4 Debt Issuance. Section 2.7(c) of the Credit Agreement is amended in its entirety to read as follows:

     “(c) Debt Issuance. If the Borrower or any of its Subsidiaries shall issue debt, other than debt permitted under Sections 7.2(a), (b), (d) or (e), the Borrower or such Subsidiary shall promptly notify the Administrative Agent of the estimated Net Issuance Proceeds to be received by the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than three Business Days after receipt by the Borrower or such Subsidiary of Net Issuance Proceeds, the Borrower or such Subsidiary shall repay the Loans in an aggregate amount equal to the amount of fifty percent (50%) of such Net Issuance Proceeds. Nothing in this clause (c) shall limit the rights of the Lenders with respect to any Event of Default that may have occurred by reason of the occurrence of such debt.”

        1.5 Statutory Surplus. Section 6.12 of the Credit Agreement is amended in its entirety to read as follows:

     “(c) Statutory Surplus. The Borrower will cause the Consolidated Statutory Surplus of the Insurance Subsidiaries domiciled in the United States at all times to be not less than the sum of (x) $550,000,000 plus (y) an amount equal to the Net Issuance Proceeds that are not used to reduce the Obligations and the Commitments, minus (z) an amount equal to dividends paid by such Insurance Companies to the Borrower to the extent such dividends were used to reduce the Obligations.”

        1.6 Indebtedness. Section 7.2 of the Credit Agreement is hereby amended as follows:

               (a) Section 7.2(c) of the Credit Agreement is hereby amended to state in its entirety as follows:

     “(c) Indebtedness (other than Indebtedness specified in clauses (a) and (b) above and clauses (d) and (e) below, but including Obligations then outstanding and Indebtedness, without duplication, permitted under clause (f) below) in the aggregate principal amount not exceeding $200,000,000 at any time outstanding, which Indebtedness, other than the Obligations, shall not have any maturity, or be subject to any mandatory redemption or mandatory prepayment, other than through a conversion of the convertible security into shares of common stock prior to a date one year after the Stated Maturity Date and provided, that within that time frame the Borrower shall not make any optional redemptions or prepayments of such Indebtedness (other than the Obligations and required payments of dividends on the Trust Preferred Securities), other than through a conversion of convertible security into shares of common stock.”

               (b) Section 7.2 of the Credit Agreement is further amended by inserting the following new clause (f) at the end thereof:

                     ", and (f) the Trust Preferred Support Documents."

        1.7 Payments on Trust Preferred Securities. Section 7.5(ii) is hereby amended by inserting the following at the end thereof: “the issuer of the Trust Preferred Securities may declare and make dividend payments with respect to the Trust Preferred Securities in accordance with the terms thereof provided, that immediately after giving effect thereto, no Default or Event of Default would exist, and”.

        1.8 Restricted Payments. The last sentence of Section 7.5 of the Credit Agreement is hereby amended to state in its entirety as follows:

     “The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on any Indebtedness or any voluntary or optional redemption of the Trust Preferred Securities or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Indebtedness or Trust Preferred Securities, or make any deposit or otherwise set aside funds for any of the foregoing purposes except prepayments of the Obligations and except through a conversion of a convertible security into shares of common stock.”

        1.9 Certain Restrictions. Section 7.9(c) of the Credit Agreement is amended in its entirety to state as follows:

     “(c) the ability of any Subsidiary to make payments or other distributions in respect of its capital to the Borrower or any other Subsidiary, or to transfer assets to the Borrower or any other Subsidiary, in each case other than existing under or by reason by the Loan Documents, Letter of Credit Agreement, Credit Documents (as therein defined) or applicable Requirements of Law or existing under or by reason of the Trust Preferred Support Documents to the extent such restrictions are effective only if an event of default occurs under the Trust Preferred Support Documents or a permitted election to defer payments of interest has been made and such restrictions apply only to payments or distributions to Persons other than the Borrower or its Subsidiaries.”

        1.10 Debt Rating. Section 8.1 of the Credit Agreement is amended by deleting clause (o) thereof.

        1.11 Schedule 2.1.Schedule 2.1 to the Credit Agreement is deleted and Schedule 2.1 attached hereto is substituted therefor.

SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Borrower and the Lenders.

        2.1 Receipt of Documents. The Administrative Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

(a)	Amendment. This Amendment, duly executed by the Borrower, the Agent and the Required Lenders.

(b)

Secretary’s Certificate. A certificate of the secretary or an assistant secretary of the Borrower, as to (i) resolutions of the Board of Directors of the Borrower then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other document described herein, and (ii) the incumbency and signatures of those officers of the Borrower authorized to act with respect to this Amendment and each other document described herein.

(c)	Loan Repayment. To the extent necessary, the Borrower shall have repaid Loans in an amount necessary to reduce the outstanding Loans to $45,000,000.

        2.2 Amendment Fee. The Administrative Agent shall have received an amendment fee of $100,000 which fee shall be paid pro rata to the Lenders executing this Amendment.

        2.3 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as at such times):

(a)

the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)	no Event Default shall have then occurred and be continuing.

        SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby warrants to the Agent and each Lender as follows:

        3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

(a)	contravene the Borrower's Organization Documents;

(b)	contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

(c)	result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

        3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

        3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

        SECTION 4. MISCELLANEOUS.

        4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

        4.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

        4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

        4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

        4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

PMA CAPITAL CORPORATION

By:	/s/ William E. Hitselberger William E. Hitselberger
Title:	Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By:	/s/ Jim V. Miller Jim V. Miller
Title:	Managing Director

FLEET NATIONAL BANK

By:	/s/ Lawrence Davis Lawrence Davis
Title:	Portfolio Manager

CREDIT LYONNAIS NEW YORK BRANCH,

By:	/s/ Sebastian Rocco Sebastian Rocco
Title:	Senior Vice President

COMMERCE BANK, N.A.

By:	/s/ Stasia H. Whiteman Stasia H. Whiteman
Title:	Vice President

SCHEDULE 2.1

COMMITMENTS

AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A	$17,307,692.32	38.46%
Credit Lyonnais	$10,384,615.38	23.08%
Fleet National Bank	$10,384,615.38	23.08%
Commerce Bank, N.A	$6,923,076.92	15.38%
TOTAL	$45,000,000.00	100.00%